UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2019

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 15, 2019, Extra Space Storage Inc. (the “Company”) and Extra Space Storage LP (the “Operating Partnership”) entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, each as sales agents and/or principals (collectively, the “Sales Agents”).

Under the terms of the Equity Distribution Agreements, the Company may issue and sell from time to time through or to the Sales Agents, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500.0 million (the “Securities”).

The Equity Distribution Agreements replace and supersede the previous equity distribution agreements, which expired and were terminated pursuant to their terms, under which the Company sold approximately $142.1 million. The $500.0 million aggregate offering price includes shares of Common Stock that remain unsold under the previous agreements.

Sales of the Securities, if any, under the Equity Distribution Agreements may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock or through or to a market maker. The Sales Agents, subject to mutual agreement among the Sales Agents and the Company, may also sell Securities by any other method permitted by law, including but not limited to, in privately negotiated transactions. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities up to the amount specified, and otherwise in accordance with mutually agreed terms between the Sales Agent and the Company. The Company has no obligation to sell any Securities under the Equity Distribution Agreements, and, upon giving notice to the Sales Agents, may at any time suspend solicitation and offers under the Equity Distribution Agreements. The Sales Agents will be paid compensation of up to 2.0% of the gross proceeds from the sales of any Securities under the Equity Distribution Agreements. Unless otherwise terminated pursuant to the terms of the Equity Distribution Agreements, the offering of the Securities pursuant to the Equity Distribution Agreements will terminate upon the earlier of (1) the sale of all Securities subject to the Equity Distribution Agreements or (2) May 15, 2022. The Equity Distribution Agreements may also be terminated (i) by the applicable Sales Agent or the Company upon five days notice to the other, and (ii) by each Sales Agent at any time in certain circumstances, including the Company’s failure to maintain a listing of shares of the Common Stock on the New York Stock Exchange or the occurrence of a material adverse change in the Company.

The Company intends to contribute the net proceeds from the sales of the Securities to the Operating Partnership, which intends to subsequently use such net proceeds to fund potential acquisition opportunities, to repay amounts outstanding from time to time under the Company’s lines of credit and for other general corporate and working capital purposes.

The Securities will be issued pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-231506) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the material terms of the Equity Distribution Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description of Exhibit

1.1	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and J.P. Morgan Securities LLC

1.2	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and BB&T Capital Markets, a division of BB&T Securities, LLC

1.3	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and BMO Capital Markets Corp.

1.4	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and BNP Paribas Securities Corp.

1.5	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and BofA Securities, Inc.

1.6	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and Jefferies LLC

1.7	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and Regions Securities LLC

1.8	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and TD Securities (USA) LLC

1.9	Equity Distribution Agreement, dated as of May 15, 2019, among the Company, the Operating Partnership and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 15, 2019	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer